Exhibit 99.1

View, Inc. Completes Q1 2022 10-Q Filing and

Is Now Current with SEC Filings and Nasdaq Listing Requirements

Milpitas, CA, June 28, 2022: View, Inc. (Nasdaq: VIEW, “View” or the “Company”), a leader in smart building platforms and technologies, today announced the filing of the Company’s Q1 2022 Form 10-Q. As previously disclosed, Nasdaq had granted View until June 30th, 2022, to complete its SEC filings.

View is now current with all SEC filings and has therefore completed the necessary filings to regain compliance with Nasdaq listing requirements.

About View

View delivers optimal human experiences in buildings. We started by revolutionizing something that hadn’t changed for centuries—the simple window—and in so doing, built the only complete, modular, cloud-native platform to deliver on the promise of smart buildings. View transforms buildings into responsive environments that continuously adjust to meet human needs for natural light, connection to nature, fresh air, and comfortable temperatures while improving energy efficiency and increasing profits for building owners and their tenants. View is installed in offices, apartments, schools, hospitals, airports, and hotels. Learn more at www.view.com.

For further information:

Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358

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